Exhibit 4.2

Execution Version

THIRD SUPPLEMENTAL INDENTURE

Dated as of November 13, 2025

Between

EAGLE MATERIALS INC.,

as Company

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

5.000% Senior Notes due 2036

THIS THIRD SUPPLEMENTAL INDENTURE is dated as of November 13, 2025 (this “Third Supplemental Indenture”), between EAGLE MATERIALS INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).

RECITALS

A. The Company and the Trustee executed and delivered an Indenture, dated as of May 8, 2009 (the “Base Indenture,” as supplemented by this Third Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities (the “Securities”) evidencing its unsecured indebtedness.

B. Pursuant to a Board Resolution, the Company has authorized the issuance of $750,000,000 of 5.000% Senior Notes due 2036 (the “Initial Offered Securities”).

C. The entry into this Third Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

D. The Company desires to enter into this Third Supplemental Indenture pursuant to Section 9.01 of the Base Indenture to establish the form of the Offered Securities (as defined herein) in accordance with Article II of the Base Indenture and to establish the terms of the Offered Securities in accordance with Article III of the Base Indenture.

E. All things necessary to make this Third Supplemental Indenture a valid indenture and to make the Offered Securities, each when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Offered Securities as follows:

ARTICLE I

Section 1.1 Scope of this Third Supplemental Indenture.

Unless otherwise stated, the terms and provisions contained in the Base Indenture shall constitute, and are hereby expressly made, a part of this Third Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Third Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. Notwithstanding any of the foregoing to the contrary, the provisions of this Third Supplemental Indenture shall supersede any corresponding provisions in the Base Indenture, and to the extent any provision of the Base Indenture conflicts with the express provisions of this Third Supplemental Indenture, the provisions of this Third Supplemental Indenture shall govern and be controlling. The changes, modifications and supplements to the Base Indenture effected by this Third Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Offered Securities, which may be issued from time to time, and shall not apply to any other Offered Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Offered Securities specifically incorporates such changes, modifications and supplements.

Section 1.2 Defined Terms.

Capitalized terms used but not defined in this Third Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

The following definitions in Section 1.01 of the Base Indenture are hereby amended and restated in their entirety or added to Section 1.01 if not therein, as applicable. As used herein, the following defined terms shall have the following meanings with respect to the Offered Securities only:

“Additional Offered Securities” means additional Offered Securities (other than the Initial Offered Securities) issued under an indenture supplemental or otherwise in accordance with the terms of the Indenture, as part of the same series as the Initial Offered Securities.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Offered Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended) (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Debt represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Attributable Securitization Indebtedness” at any time means the principal amount of Debt which (i) if a Securitization Transaction is structured as a lending agreement or other similar agreement, constitutes the principal amount of such Debt or (ii) if a Securitization Transaction is structured as a purchase agreement or other similar agreement, would be outstanding at such time under the Securitization Transaction if the same were structured as a lending agreement rather than a purchase agreement or such other similar agreement (whether such amount is described as “capital” or otherwise).

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.

“Business Day” means each day other than a Saturday, Sunday or a day on which the Trustee or commercial banking institutions are authorized or required by law to close in New York City.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Debt represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty; provided that all obligations of the Company and its Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect prior to January 1, 2019 (whether or not such lease was in effect on such date) shall be accounted for as an operating lease (and not as a Capital Lease Obligation) for purposes of the Indenture regardless of any change in GAAP on or following January 1, 2019 that would otherwise require such obligation to be recharacterized as a Capital Lease Obligation. For purposes of Section 5.1 hereof, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(3) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company or the sale of all or substantially all of the assets of the Company (determined on a consolidated basis) to another Person, other than a transaction following which in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own, directly or indirectly, more than 50% of the total voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) the Company becomes a direct Subsidiary of a holding company, (b) such holding company owns no assets other than the Capital Stock of the Company and (c) upon completion of such transaction, the ultimate beneficial ownership of the Company has not been modified by such transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of the Company.

“Consolidated Assets” means, as of any date of determination, total assets of the Company and its consolidated Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated EBITDA” means, for any period with respect to the Company and its Subsidiaries on a consolidated basis, Consolidated Net Income; plus

(a) without duplication and to the extent deducted from revenues in determining Consolidated Net Income, the sum of: (i) its Consolidated Interest Expense, (ii) expense for income taxes paid or accrued, (iii) depletion, (iv) depreciation, (v) amortization, (vi) non-cash items, (vii) all fees and expenses directly incurred in connection with any equity offering, investment, acquisition, disposition, recapitalization or incurrence of indebtedness, in each case regardless of whether such transaction is successfully consummated (including, without limitation, fees and expenses of any counsel, appraisers, consultants and other advisors, any financing fees, due diligence fees or any other fees and expenses in connection therewith) and (viii) extraordinary, unusual or nonrecurring losses; minus

(b) without duplication and to the extent included in Consolidated Net Income, extraordinary, unusual or non-recurring income or gains realized other than in the ordinary course of business,

all of the above calculated for the Company and its Subsidiaries in accordance with GAAP on a consolidated basis.

For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each such period, a “Reference Period”), (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving effect thereto on a pro forma basis. As used in this definition and the definition of Consolidated Interest Expense, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that involves the payment of consideration by the Company and its Subsidiaries in excess of $10 million; and “Material Disposition” means any sale, transfer or disposition of property or series of related sales, transfers, or dispositions of property that yields gross proceeds to the Company or any of its Subsidiaries in excess of $10 million.

“Consolidated Interest Expense” means, for any period, all interest on Debt of the Company and its consolidated Subsidiaries paid or payable in cash during such period, including or in addition: (i) the interest portion of payment under Capital Lease Obligations, (ii) all fees with respect to such Debt during such period, and (iii) the interest, yield or discount, as applicable, component of all Attributable Securitization Indebtedness for such period, in each case, determined in accordance with GAAP. In the event that the Company or any Subsidiary shall have completed a Material Acquisition or a Material Disposition since the beginning of the relevant period, Consolidated Interest Expense shall be determined for such period on a pro forma basis (including giving effect to any related incurrence or repayment of Debt).

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period; provided that there shall be excluded any income (or loss) of any Person other than the Company or a Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to the Company or any wholly-owned Subsidiary of the Company.

“Consolidated Net Tangible Assets” means, at any time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding any thereof constituting Funded Debt by reason of being renewable or extendable), and (2) to the extent included in such aggregate amount of assets, all intangible assets, goodwill, trade names, trademarks, patents, and unamortized debt discount and expenses (such items referred to in this clause (2), the “Intangible Assets”), all as set forth on the most recent consolidated balance sheet of the Company and its Subsidiaries as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which financial statements are available; provided that, for purposes of testing the covenants under the Indenture in connection with any transaction, (i) the assets and Intangible Assets of the Company and its Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets or Intangible Assets, as the case may be, that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination, including the transaction being tested under the Indenture and (ii) the current liabilities of the Company and its Subsidiaries shall be adjusted to reflect any increase or decrease in current liabilities as a result of such transaction being tested under the Indenture or any acquisitions or dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination.

“Credit Agreement” means the Credit Agreement, dated as of July 1, 2021, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, the other agents party thereto, and the lenders party thereto, together with the related documents thereto (including the revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Debt, including an indenture, incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor credit agreement.

“Debt” means any indebtedness for money borrowed evidenced by loans, bonds, notes, debentures, letters of credit, bankers’ acceptances, Hedging Obligations or instruments similar to the foregoing, in each case to the extent such indebtedness would appear as a liability on the balance sheet of such Person in accordance with GAAP.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“DTC” means The Depository Trust Company.

“Electronic Means” means the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Funded Debt” means all Debt having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower, excluding any Debt owed to the Company or its Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in:

(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2) statements and pronouncements of the Financial Accounting Standards Board; and

(3) such other statements by such other entity as approved by a significant segment of the accounting profession;

provided, for the avoidance of doubt, that except as set forth in the Indenture, (i) all computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP and (ii) the amount of any Debt or Funded Debt under GAAP with respect to Capital Lease Obligations shall be determined in accordance with the definition of “Capital Lease Obligation.” If there occurs a change in GAAP, and such change would cause a change in the method of calculation of any standards, terms or measures (including all computations of amounts) used in the Indenture (an “Accounting Change”), then the Company may elect that such standards, terms or measures shall be calculated as if such Accounting Change had or had not occurred; provided that any such election, once made, shall be irrevocable.

“Government Securities” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement.

“Investment Grade” means (1) a rating of the Notes of “BBB-” or higher from S&P; or (2) a rating of the Notes of “Baa3” or higher from Moody’s; or the equivalent of such rating by such rating organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization.

“Issue Date” means November 13, 2025.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof). For the avoidance of doubt, the grant by any Person of a non-exclusive license to use intellectual property owned by, licensed to, or developed by such Person and such license activity shall not constitute a grant by such Person of a Lien on such intellectual property.

“Material Subsidiary” means any Subsidiary of the Company from time to time having, as of the date of the latest consolidated balance sheet of the Company and its Subsidiaries contained in the Annual Report on Form 10-K of the Company most recently filed or delivered to the Trustee pursuant to Section 5.4 hereof (or if the Company ceases to be subject to Exchange Act reporting requirements, as of the date of the latest consolidated balance sheet of the Company and its Subsidiaries that would be required to be included in the most recent Annual Report on Form 10-K of the Company if it were subject to such reporting requirements), either contributed (i) greater than 15% of Consolidated EBITDA or (ii) greater than 15% of Consolidated Assets; each change in the designation of Material Subsidiaries shall become effective as of the date of such balance sheet.

“Moody’s” means Moody’s Ratings, Inc., a subsidiary of Moody’s Corporation or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Offered Securities” means the Initial Offered Securities and any Additional Offered Securities.

“Officer” means the President and Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Vice President, and the Treasurer, or any other officer or officers of the Company pursuant to a duly adopted resolution of the Board of Directors.

“Officers’ Certificate” means a certificate signed by any two of the President and Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Vice President, and the Treasurer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably satisfactory to the Trustee.

“Par Call Date” means December 15, 2035.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distributions of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of capital of any other class of such corporation.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Principal Property” means any (a) manufacturing plant or (b) any other real property, warehouse, terminal, or other physical facility and related fixtures and improvements, located in the United States of America and owned by the Company or any Subsidiary, in each case in this clause (b), the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets.

“Rating Agencies” means S&P and Moody’s, or, if no rating of S&P or Moody’s is publicly available, as the case may be, the equivalent of such rating selected by the Company by any other Nationally Recognized Statistical Ratings Organization.

“Ratings Event” means that on any day commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which period will be extended following consummation of a Change of Control for up to an additional 60 days for so long as either of the Rating Agencies has publicly announced that it is considering a possible ratings change), the Notes are downgraded to a rating that is below Investment Grade by each of the Rating Agencies (regardless of whether the rating prior to such downgrade was Investment Grade or below Investment Grade).

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such Debt.

“Sale/Leaseback Transaction” means an arrangement relating to a Principal Property owned by the Company or a Subsidiary of the Company on the Issue Date or thereafter acquired by the Company or a Subsidiary of the Company whereby the Company or a Subsidiary of the Company transfers such Principal Property to a Person and the Company or the Subsidiary of the Company leases it back from such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Transaction” means a sale, transfer and/or pledge of accounts receivable or other rights to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise).

“Stated Maturity” means, with respect to any security or other obligation, the date specified in such security or other obligation as the fixed date on which the final payment of principal of such security or other obligation is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security or other obligation at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1) such Person;

(2) such Person and one or more Subsidiaries of such Person; or

(3) one or more Subsidiaries of such Person.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or the controlling managing member or general partner, as applicable).

ARTICLE II

Section 2.1 Title and Terms of Offered Securities.

The following terms relate to the Offered Securities:

(1) The Offered Securities constitute a series of Securities having the title “5.000% Senior Notes due 2036.”

(2) The aggregate principal amount of the Initial Offered Securities that may be authenticated and delivered under this Third Supplemental Indenture (except for Offered Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, Initial Offered Securities pursuant to clause (12) of the third paragraph of Section 3.01, Section 3.04, Section 3.05, Section 3.06 and Section 11.07 of the Base Indenture) is $750,000,000.

The Company may, without the consent of the Holders of Offered Securities previously issued, issue from time to time an unlimited aggregate principal amount of Additional Offered Securities having the same terms as, and ranking equally and ratably with, the Offered Securities then Outstanding in all respects (other than with respect to the date of issuance, the issue price, the first date from which interest will accrue and the first interest payment date);

provided that if the Additional Offered Securities are not fungible with the Offered Securities then Outstanding for U.S. federal income tax purposes, the Additional Offered Securities will have one or more separate CUSIP numbers. Such Additional Offered Securities shall be consolidated and form a single series with, and shall have the same terms as to ranking, redemption, offers to purchase, waivers, amendments and otherwise as, the Offered Securities then Outstanding, and shall vote together as one class on all matters with respect to the Offered Securities.

(3) The entire outstanding principal of the Offered Securities shall be payable on March 15, 2036.

(4) The rate at which Offered Securities shall bear interest shall be 5.000% per year. The date from which interest shall accrue on the Offered Securities shall be November 13, 2025, or the most recent Interest Payment Date to which interest has been paid or duly provided for. The Interest Payment Dates for the Offered Securities shall be March 15 and September 15 of each year, beginning on March 15, 2026. Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on March 1 and September 1, as the case may be, immediately preceding the relevant Interest Payment Date (an “interest record date”). The basis upon which interest shall be calculated shall be that of a 360-day year comprised of twelve 30-day months. Principal of and premium, if any, and interest on the Offered Securities shall be payable, and the Offered Securities may be exchanged or transferred, at the office or agency maintained by the Company pursuant to Section 10.02 of the Base Indenture. The Company will pay or cause to be paid the principal of, premium, if any, and interest on the Offered Securities pursuant to Section 10.01 of the Base Indenture. Except as otherwise set forth in the Indenture or established in one or more indentures supplemental to the Indenture, in any case where the date of maturity of interest or principal of any Offered Security or the date of redemption of any Offered Security is not a Business Day, then payment of principal, premium, if any, or interest, if any, may be made on the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the maturity date or the date of redemption to the next succeeding Business Day.

(5) The Offered Securities shall be issuable in whole in the form of one or more registered global securities, and the Depositary for such global securities shall be DTC. The Offered Securities shall be substantially in the form attached hereto as Exhibit A, the terms of which are herein incorporated by reference. The Offered Securities shall be issued in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

(6) The Offered Securities will not have the benefit of any sinking fund.

(7) Payment of the principal of, premium, if any, and interest on, the Offered Securities shall be payable in U.S. dollars.

(8) Except as provided herein, the Holders of the Offered Securities shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(9) The Offered Securities will be senior unsecured and unsubordinated obligations of the Company and will rank equally among themselves with all other existing and future unsecured and unsubordinated debt obligations of the Company.

(10) The Offered Securities are not convertible into Common Stock or other securities of the Company.

(11) The Company or any of its Subsidiaries may, at any time and from time to time, purchase or otherwise acquire the Offered Securities by tender or exchange offer, in the open market, in privately negotiated transactions or otherwise.

(12) For the avoidance of doubt, Article XIII of the Base Indenture shall not apply to the Offered Securities.

(13) Notwithstanding the last paragraph of Section 3.03 of the Base Indenture, the certificate of authentication appearing on the Offered Securities may be executed by the Trustee by the electronic or manual signature of an authorized signatory.

ARTICLE III

Section 3.1 Optional Redemption.

(1) Prior to the Par Call Date, the Company may redeem the Offered Securities at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounder to three decimal places) equal to the greater of: (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon, discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, less (b) interest accrued to the applicable redemption date and (ii) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

(2) On or after the Par Call Date, the Company may redeem the Offered Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Offered Securities being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

(3) The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(4) If the optional redemption date is on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest in respect of Offered Securities subject to redemption will be paid on the redemption date to the Person in whose name the Offered Security is registered at the close of business on such record date, and, unless the Company defaults in the payment of the redemption price, no additional interest will be payable to Holders whose Offered Securities will be subject to redemption by the Company.

(5) If the Company is redeeming less than all the Offered Securities at any time, the Trustee will select Offered Securities by lot; provided, however, that Offered Securities represented by global Offered Securities will be selected in accordance with the applicable procedures of DTC.

(6) The Company will redeem Offered Securities of $2,000 or less in whole and not in part. The Company will cause notices of redemption to be mailed by first-class mail (or delivered by electronic transmission in accordance with the applicable procedures of DTC) not less than 10 nor more than 60 days prior to the redemption date to each holder of Offered Securities to be redeemed at its registered address or otherwise in accordance with the applicable procedures of DTC, except that redemption notices may be mailed or sent by electronic transmission more than 60 days prior to the redemption date if the notice is issued in connection with a legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture.

(7) Except as otherwise set forth in this Section 3.1, any redemption pursuant to this Section 3.1 shall be made pursuant to the provisions of Article XI of the Base Indenture.

(8) As used herein:

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

ARTICLE IV

[RESERVED]

Section 4.1 [Reserved].

ARTICLE V

ADDITIONAL COVENANTS

The following additional covenants shall apply to the Offered Securities so long as any of the Offered Securities remain Outstanding (but subject to covenant defeasance as provided under Section 8.3 hereof):

Section 5.1 Limitation on Liens.

The Company will not, and will not permit any Subsidiary of the Company to, create, incur, issue, assume or guarantee any Debt secured by a Lien upon (a) any Principal Property of the Company or such Subsidiary, or (b) any shares of Capital Stock or Debt issued by any Subsidiary of the Company and owned by the Company or any Subsidiary of the Company, whether owned on the Issue Date or thereafter acquired, without effectively providing concurrently that the Offered Securities then Outstanding under the Indenture are secured equally and ratably with or, at the option of the Company, prior to such Debt so long as such Debt shall be so secured.

The foregoing restriction shall not apply to, and there shall be excluded from Debt (or any guarantee thereof) in any computation under such restriction, Debt (or any guarantee thereof) secured by:

(1) Liens on any property or assets existing at the time of the acquisition thereof;

(2) Liens on property or assets of a Person existing at the time such Person is merged into or consolidated with the Company or a Subsidiary of the Company or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of such Person (or a division thereof) to the Company or a Subsidiary of the Company; provided that any such Lien does not extend to any property or assets owned by the Company or any Subsidiary of the Company immediately prior to such merger, consolidation, sale, lease or other disposition;

(3) Liens on property of a Person existing at the time such Person becomes a Subsidiary of the Company; provided that any such Lien does not extend to any property owned by the Company or any Subsidiary of the Company immediately prior to such Person becoming a Subsidiary;

(4) Liens in favor of the Company or a Subsidiary of the Company;

(5) Liens to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure Debt incurred to provide funds for any such purpose; provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained no later than 365 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property; provided, further, that such Liens do not extend to any property other than such property subject to acquisition, construction, development or improvement (except improvements or proceeds of such property);

(6) Liens in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision thereof or any other Person, to secure partial, progress, advance or other payments;

(7) Liens existing on the Issue Date or any refinancing, defeasement, extension, renewal, replacement or refunding of any Debt (or any guarantee thereof) secured by a Lien existing on the Issue Date or referred to in clauses (1)-(3) or (5) of the second paragraph of this Section 5.1; provided that any such refinancing, defeasement, extension, renewal, replacement or refunding of such Debt (or any guarantee thereof) shall be created within 365 days of repaying or maturity, as applicable, of the Debt (or any guarantee thereof) secured by the Lien existing on the Issue Date or referred to in clauses (1)-(3) or (5) of the second paragraph of this Section 5.1 and the principal amount of the Debt (or any guarantee thereof) secured thereby and not otherwise authorized by clauses (1)-(3) or (5) of the second paragraph of this Section 5.1 shall not exceed the aggregate principal or accreted (in the case of Debt issued with original issue discount) amount of Debt (or any guarantee thereof), plus the amount of accrued and unpaid interest, any premium, fee or customary and reasonable expense or cost payable in connection with any such refinancing, defeasement, extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding;

(8) Liens in favor of the Offered Securities;

(9) Liens securing Hedging Obligations entered into in the ordinary course of business;

(10) Liens for taxes not yet due and payable or delinquent and Liens for taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; and

(11) Liens securing banking services or cash management obligations.

Notwithstanding the restrictions described in this Section 5.1, the Company and any Subsidiaries of the Company may create, incur, issue, assume or guarantee Debt secured by Liens (including, without limitation, Liens securing Debt under the Credit Agreement and related Hedging Obligations) without equally and ratably (or on a more favorable basis) securing the Offered Securities then Outstanding if, at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired,

(A) the aggregate principal amount of all such Debt secured by Liens which would otherwise be subject to such restrictions (other than any Debt (or any guarantee thereof) secured by Liens permitted as described in clauses (1)-(11) of the second paragraph of this Section 5.1) plus

(B) all Attributable Debt of the Company and the Subsidiaries of the Company in respect of Sale/Leaseback Transactions with respect to Principal Properties (with the exception of such transactions that are permitted under clauses (1)-(4) of Section 5.2 hereof)

would not exceed 15% of Consolidated Net Tangible Assets of the Company.

For the avoidance of doubt, neither the Credit Agreement nor any extension, renewal or replacement or refunding thereof shall be secured pursuant to clause (7) of the second paragraph of this Section 5.1, as the Credit Agreement is unsecured as of the Issue Date.

Section 5.2 Limitation on Sale/Leaseback Transactions.

The Company will not, and will not permit any Subsidiary of the Company to, enter into any Sale/Leaseback Transaction with respect to any Principal Property unless:

(1) the Sale/Leaseback Transaction is solely with the Company or another Subsidiary of the Company;

(2) the lease is for a period not in excess of 36 months (or which may be terminated by the Company or such Subsidiary), including renewals;

(3) the Company or such Subsidiary would (at the time of entering into such arrangement) be entitled as described in clauses (1)-(11) of the second paragraph of Section 5.1 hereof, without equally and ratably securing the Offered Securities then Outstanding under the Indenture, to create, incur, issue, assume or guarantee Debt secured by a Lien on such Principal Property in the amount of the Attributable Debt arising from such Sale/Leaseback Transaction;

(4) the Company or such Subsidiary within 360 days after the sale of such Principal Property in connection with such Sale/Leaseback Transaction is completed, applies an amount equal to the net proceeds of the sale of such Principal Property to (a) the retirement of Offered Securities, other Funded Debt of the Company ranking on a parity with the Offered Securities or Funded Debt of a Subsidiary of the Company, (b) the purchase of Principal Property or (c) a combination thereof; or

(5) (a) the Attributable Debt of the Company and the Subsidiaries of the Company in respect of such Sale/Leaseback Transaction and all other Sale/Leaseback Transactions entered into after the Issue Date (other than any such Sale/Leaseback Transaction as would be permitted as described in clauses (1)-(4) of this Section 5.2), plus

(b) the aggregate principal amount of Debt then Outstanding secured by Liens on Principal Properties (not including any such Debt secured by Liens described in clauses (1)-(11) of the second paragraph of Section 5.1 hereof) that are not equally and ratably secured with the Offered Securities then Outstanding (or secured on a basis junior to the Offered Securities then Outstanding), would not exceed 15% of Consolidated Net Tangible Assets of the Company.

Section 5.3 [Reserved].

Section 5.4 Reports by the Company.

(1) The Company shall furnish to the Trustee and noteholders, within 15 days after the filing by the Company with the SEC, copies of the annual and quarterly reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe), in each case, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall be deemed to have furnished such reports and other information and documents referred to in this paragraph to the Trustee and noteholders if the Company has filed such reports with the SEC via the EDGAR filing system (or any successor thereto) and such reports are publicly available.

(2) The Trustee shall have no responsibility to ensure such filing has occurred. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such reports shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants under the Indenture or the Offered Securities (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 5.5 Change of Control Triggering Event.

(1) Within 30 days following the occurrence of a Change of Control Triggering Event, each Holder of Offered Securities shall have the right to require that the Company make an offer to purchase all of such Holder’s Offered Securities at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Offer”).

(2) If the Change of Control Triggering Event purchase date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Change of Control Triggering Event purchase date will be paid on the Change of Control Triggering Event purchase date to the Person in whose name an Offered Security is registered at the close of business on such interest record date.

(3) Within 30 days following the occurrence of a Change of Control Triggering Event, or at the Company’s option prior to any Change of Control but after public announcement of the pending, unless the Company has exercised its option to redeem all the Offered Securities as described under Section 3.1 hereof, the Company will mail (or deliver by electronic transmission in accordance with the applicable procedures of DTC) a notice to each Holder of Offered Securities with a copy to the Trustee stating:

(a) that a Change of Control Triggering Event has occurred, or may occur, and that in the event of the occurrence of a Change of Control Triggering Event, such Holder has the right to require the Company to purchase all of such Holder’s Offered Securities at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase;

(b) the circumstances that constitute or may result in the occurrence of such a Change of Control Triggering Event;

(c) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent); provided, however, that if such notice is delivered in advance of the occurrence of a Change of Control, the notice shall state that the Change of Control Offer is conditioned upon a Change of Control Triggering Event occurring on or prior to the purchase date specified in the notice; and

(d) the instructions, as determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Offered Securities purchased.

(4) The Company will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Offered Securities validly tendered and not withdrawn under such Change of Control Offer or if the Company has exercised its option to redeem all the Offered Securities pursuant to the provisions described under Section 3.1 hereof.

(5) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Offered Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

(6) Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of such Change of Control Offer.

(7) At any time, the Company or a third party will have the right to redeem the Offered Securities at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase (subject to the right of Holders of Offered Securities of record on the relevant record date to receive interest due on the relevant Interest Payment Date falling prior to or on the purchase date) following the occurrence of a Change of Control Triggering Event if at least 90% of the Offered Securities Outstanding immediately prior to such occurrence are purchased pursuant to a Change of Control Offer with respect to such Change of Control Triggering Event.

ARTICLE VI

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

This Article VI hereby replaces and supersedes, with respect to the Offered Securities, Article VIII of the Base Indenture in all respects.

Section 6.1 Consolidation, merger, sale or conveyance of the Company. The Company may not consolidate or merge with or into any other entity or convey, transfer or lease all or substantially all of its properties and assets to any entity, unless:

(1) the Company is the successor entity, or the successor or transferee entity, if other than the Company, is a Person (if such Person is not a corporation, then such successor or transferee shall include a corporate co-issuer) organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, any premium on and any interest on all the Offered Securities then Outstanding and the performance of every covenant and obligation in the Indenture to be performed or observed by the Company;

(2) immediately after giving effect to the transaction, no Event of Default, as defined in Section 7.1 hereof, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each in the form required by the Indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions relating to such transaction, and constitutes the legal, valid and binding obligation of the Company or successor entity, as applicable, subject to customary exceptions.

In case of any such consolidation, merger, conveyance or transfer, the successor entity will succeed to and be substituted for the Company as obligor on the Offered Securities with the same effect as if it had been named in the Indenture as the issuer thereof, and the Company will be released (except in the case of a lease) from all liabilities and obligations under the Offered Securities and the Indenture.

ARTICLE VII

REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

This Article VII hereby replaces and supersedes, with respect to the Offered Securities, Article V of the Base Indenture in all respects.

Section 7.1 Events of Default.

(1) Whenever used with respect to the Offered Securities, “Event of Default” means any one or more of the following events that has occurred and is continuing:

(a) a default in any payment of interest on any Offered Securities when the same shall become due, which continues for 30 days;

(b) a default in the payment of principal of any Offered Securities when due at its Stated Maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise;

(c) the failure by the Company to comply for 90 days after notice with its agreements contained in the Indenture;

(d) Debt of the Company or any Material Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Debt unpaid or accelerated exceeds $50,000,000;

(e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company for any substantial part of its property or order the winding up or liquidation of its affairs (or any similar relief is granted under any foreign laws);

(f) the Company or any Material Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or such Material Subsidiary for any substantial part of its property, or make any general assignment for the benefit of creditors (or take any comparable action under any foreign laws relating to bankruptcy or insolvency); or

(g) any final judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $50,000,000 is entered against the Company or any Material Subsidiary and remains outstanding for a period of 60 consecutive days following such judgment becoming final and is not bonded, discharged, waived or stayed within 30 days after notice.

However, a Default under Section 7.1(1)(c) hereof or Section 7.1(1)(g) hereof shall not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the Offered Securities then Outstanding notify the Company (with a copy to the Trustee if given by the Holders) of the Default and the Company does not cure such Default within the time specified after receipt of such notice. In the event of any Event of Default specified under Section 7.1(1)(d) hereof, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Offered Securities) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Offered Securities, if within 30 days after such Event of Default arose: (i)(a) holders thereof have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to such Event of Default or (b) the default that is the basis for such Event of Default has been cured, and if (ii)(x) the annulment of the acceleration of the Offered Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing Events of Default, other than nonpayment of principal, premium, if any, or interest, if any, on the Offered Securities that became due solely because of the acceleration of the Offered Securities, have been cured or waived.

(2) The foregoing will constitute an Event of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(3) Notwithstanding anything to the contrary contained in the Indenture, if an Event of Default occurs and is continuing (other than under Section 7.1(1)(e) hereof and Section 7.1(1)(f) hereof), the Trustee or the Holders of at least 25% in aggregate principal amount of the Offered Securities then Outstanding may by written notice to the Company (and to the Trustee if notice is given by the Holders) declare the principal and premium, if any, and accrued and unpaid interest on, all Offered Securities to be due and payable. Upon this declaration, principal, premium, if any, and interest will be immediately due and payable. If an Event of Default described in Section 7.1(1)(e) or Section 7.1(1)(f) hereof occurs, the principal of, premium, if any, and accrued and unpaid interest on all Offered Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Offered Securities.

(4) At any time after the principal of the Offered Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the amount due shall have been obtained or entered as hereinafter provided, the Holders of a majority in aggregate principal amount of the Offered Securities then Outstanding, by written notice to the Trustee, may rescind and annul such declaration and its consequences if: (a) such rescission and annulment would not conflict with any judgment or decree of a court of competent jurisdiction, and (b) any and all Events of Default under the Indenture with respect to the Offered Securities, other than the nonpayment of principal, premium, if any, or interest, if any, on the Offered Securities that became due solely by such declaration, shall have been cured or waived as provided in Section 7.7.

No such rescission and annulment shall extend to or shall affect any subsequent Default or impair any right consequent thereon.

(5) In case the Trustee or any Holder of Offered Securities shall have proceeded to enforce any right with respect to Offered Securities under the Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case (subject to any determination in any such proceeding) the Company, the Trustee and the Holders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.

(6) The Trustee shall give to the Holders of Offered Securities, as the names and addresses of such Holders appear on the Security Register, notice by mail (or delivery by electronic transmission in accordance with the applicable procedures of DTC) of all Defaults known to the Trustee that have occurred and are continuing with respect to the Offered Securities, such notice to be transmitted within 90 days after it is known to the Trustee; provided that, except in the case of default in the payment of the principal of, premium, if any, or interest, if any, on any of the Offered Securities, the Trustee may withhold such notice if it determines that the withholding of such notice is in the interests of the Holders of the Offered Securities.

Section 7.2 Statement by Officers as to Default.

So long as any of the Offered Securities remain Outstanding, the Company will furnish to the Trustee within 120 days after the end of each fiscal year a brief certificate executed by the principal executive, financial or accounting officer of the Company or any member of the Board of Directors of the Company indicating whether the signers of such certificate know of any Default under the Indenture that occurred during the previous year. Such certificate need not include a reference to any Default that has been fully cured prior to the date as of which such certificate speaks.

The Company shall provide written notice to the Trustee within 30 days of the occurrence of any event, act or condition that would constitute a Default, describing the status of such Event of Default and describing what action the Company is taking or proposing to take with respect thereto.

Section 7.3 Collection of Indebtedness and Suits for Enforcement by the Trustee.

(1) The Company covenants that (a) in case it shall default in the payment of any installment of interest on any Offered Securities, and such default shall have continued for a period of 30 days, or (b) in case it shall default in the payment of the principal of, or premium, if any, on any Offered Securities when the same shall have become due and payable, whether upon the Stated Maturity or upon redemption or upon declaration of acceleration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Offered Securities, the whole amount that then shall have been become due and payable on all such Offered Securities for principal, premium, if any, or interest, if any, or both, with interest (to the extent that payment of such interest is enforceable under applicable law) upon the overdue principal, premium, if any, and upon overdue installments of interest at the rate expressed in the Offered Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 6.07 of the Base Indenture.

(2) If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the amounts so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Company.

(3) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Company or its creditors or property, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and, except as otherwise provided by law, shall be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of Offered Securities allowed for the entire amount due and payable by the Company under the Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company after such date, and to collect and receive any funds or other property payable or deliverable on any such claim, and to distribute the same in accordance with Section 7.4 hereof. Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders of Offered Securities to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee any amount due it under Section 6.07 of the Base Indenture or as otherwise set forth in this Third Supplemental Indenture.

(4) All rights of action and of asserting claims under the Indenture with respect to the Offered Securities may be enforced by the Trustee without the possession of any of such Offered Securities, or the production thereof at any trial or other proceeding relative thereto. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1(1)(e) or Section 7.1(1)(f) hereof occurs, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law. Any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under the Indenture, be for the ratable benefit of the Holders of the Offered Securities.

(5) In case of an Event of Default, the Trustee in its discretion may proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

(6) Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Offered Securities any plan of reorganization, arrangement, adjustment or composition affecting the Offered Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.4 Application of Funds Collected.

Any funds collected by the Trustee pursuant to this Article VII with respect to the Offered Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such funds on account of principal, premium, if any, or interest, if any, upon presentation of the Offered Securities, and notation thereon of the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 6.07 of the Base Indenture and this Article VII;

SECOND: To the payment of the amounts then due and unpaid upon the Offered Securities for principal, premium, if any, and interest, in respect of which or for the benefit of which such funds have been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Offered Securities for principal, premium, if any, and interest, respectively; and

THIRD: To the Company or as a court of competent jurisdiction may direct in a final, non-appealable judgment.

Section 7.5 Limitation on Suits.

If an Event of Default occurs and is continuing with respect to the Offered Securities, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of such Offered Securities unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense which might be incurred in compliance with such request or direction. Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no Holder of Offered Securities may pursue any remedy with respect to the

Indenture or such Offered Securities unless (1) such Holder has previously given the Trustee written notice that an Event of Default is continuing; (2) Holders of at least 25% in aggregate principal amount of the Offered Securities then Outstanding have requested the Trustee in writing to pursue the remedy; (3) the requesting Holders of Offered Securities have offered the Trustee security or indemnity satisfactory to the Trustee against any costs, expenses and liabilities that might be incurred in compliance with such request or direction; (4) the Trustee has not complied with such Holder’s request within 60 days after the receipt of the request and the offer of security or indemnity; and (5) the Holders of a majority in principal amount of the Offered Securities then Outstanding have not given the Trustee a written direction inconsistent with the request within the 60-day period.

Notwithstanding anything contained herein or in any other provisions of the Indenture to the contrary, the right of any Holder of Offered Securities to receive payment of the principal of, and premium, if any, and interest on such Offered Securities, as therein provided, on or after the respective due dates expressed in such Offered Securities (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such Holder. By accepting an Offered Security hereunder it is expressly understood, intended and covenanted by the taker and Holder of every Offered Security with every other such taker and Holder and the Trustee, that no one or more Holders of Offered Securities shall have any right in any manner whatsoever by virtue or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of the Holders of any other of such Offered Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Offered Securities. For the protection and enforcement of the provisions of this Section 7.5, each Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 7.6 Rights and Remedies Cumulative; Delay or Omission not Waiver.

Except as otherwise provided in Section 3.06 of the Base Indenture, all powers and remedies given by this Article VII to the Trustee or to the Holders of the Offered Securities, to the extent permitted by law, shall be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the Holders of the Offered Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture or otherwise established with respect to such Offered Securities.

No delay or omission of the Trustee or of any Holder of any of the Offered Securities to exercise any right or power accruing upon any Event of Default occurring and continuing shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein. Subject to the provisions of Section 7.5 hereof, every power and remedy given by this Article VII or by law to the Trustee or the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 7.7 Control by Holders.

The Holders of a majority in aggregate principal amount of the Offered Securities then Outstanding, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Offered Securities. The Trustee may, however, refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of Offered Securities (it being understood that the Trustee does not have any affirmative duty to ascertain whether or not any such directions are unduly prejudicial to any other Holder of Offered Securities) or that would involve the Trustee in personal liability.

The Holders of not less than a majority in aggregate principal amount of the Offered Securities then Outstanding affected thereby, on behalf of the Holders of all Offered Securities, may waive any past Default in the performance of any of the covenants in the Indenture and its consequences, except a Default not theretofore cured (1) in the payment of the principal of, premium, if any, or interest, if any, on, any of the Offered Securities as and when the same shall become due by the terms of such Offered Securities otherwise than by acceleration and (2) in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holder of each Offered Security. Upon any such waiver, the Default covered thereby shall cease to exist, and any Event of Default arising therefrom shall be deemed to be cured for every purpose of the Indenture, and the Company, the Trustee and the Holders of the Offered Securities shall be restored to their former positions and rights under the Indenture, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.8 Undertaking to Pay Costs.

All parties to the Indenture agree, and each Holder of any Offered Securities by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.8 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding more than 10% in aggregate principal amount of the Offered Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest, if any, on any Offered Security, on or after the respective payment dates expressed in the Indenture.

Section 7.9 Waiver of Usury, Stay or Extension of Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law (other than any Bankruptcy Law) wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VIII

SATISFACTION AND DISCHARGE

This Article VIII hereby replaces and supersedes, with respect to the Offered Securities, Article IV of the Base Indenture in all respects.

Section 8.1 Satisfaction and Discharge.

(1) If at any time:

(a) the Company shall have delivered or shall have caused to be delivered to the Trustee for cancellation all Offered Securities theretofore authenticated (other than any Offered Securities that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 3.06 of the Base Indenture) and Offered Securities for whose payment funds or Government Securities have theretofore been deposited in trust or segregated and held in trust by the Company (and thereupon repaid to the Company or discharged from such trust, as provided in Section 8.7 hereof); or

(b) (i) all such Offered Securities not theretofore delivered to the Trustee for cancellation shall have become due and payable by reason of the giving of a notice of redemption or otherwise or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders of the Offered Securities, (1) cash in U.S. dollars, (2) Government Securities, or (3) a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Offered Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be; (ii) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) and the deposit shall not result in a breach or violation of, or constitute a default under, the Credit Agreement or any other material agreement or material debt instrument (other than the Indenture) to which the Company is a party or by which the Company is bound; (iii) the Company has paid or caused to be paid all sums payable by the Company under the Indenture; and (iv) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Offered Securities at maturity or the redemption date, as the case may be, then the Indenture shall cease to be of further effect with respect to the Offered Securities except for the provisions of Section 3.04, Section 3.05, Section 3.06, Section 6.06, Section 6.10, Section 10.01 and Section 10.02 of the Base Indenture and Section 8.5 hereof and Section 8.6 hereof, that shall survive until the date of maturity or redemption date, as the case may be, and Section 6.07 of the Base Indenture and Section 8.7 hereof, that shall survive to such date and thereafter, and the Trustee, on demand of the Company and at the cost and expense of the Company shall execute proper instruments acknowledging satisfaction of and discharging the Indenture with respect to the Offered Securities.

In addition, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent to satisfaction and discharge have been satisfied.

If the Company has irrevocably deposited, or caused to be deposited with the Trustee, Government Securities or a combination of U.S. dollars and Government Securities as trust funds pursuant to (1)(b) above, an accounting or investment banking firm of national standing or third party appraiser of national standing shall confirm, certify or attest that such Government Securities or a combination of U.S. dollars and Government Securities are in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Offered Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be; provided that such firm or appraiser shall not be an Affiliate of the Company.

Section 8.2 Legal Defeasance.

(1) The Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from their Obligations with respect to all Offered Securities then Outstanding under the Indenture on the date the conditions set forth in Section 8.4 hereof are satisfied with respect to the Offered Securities (“legal defeasance”). For this purpose, legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Offered Securities then Outstanding of such series, which shall thereafter be deemed to be Outstanding only for the purposes of Section 8.5 hereof and the other Sections of the Indenture referred to below, and to have satisfied all its other Obligations under such Offered Securities and the Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the provisions of Section 3.03, Section 3.04, Section 3.05, Section 3.06, Section 6.06, Section 6.07, Section 6.10, Section 10.01 and Section 10.02 of the Base Indenture and Section 8.1 hereof, Section 8.5 hereof, Section 8.6 hereof and Section 8.7 hereof, which shall survive until otherwise terminated or discharged under the Indenture.

(2) Subject to compliance with this Article VIII, the Company may exercise its legal defeasance option under this Section 8.2 notwithstanding the prior exercise of its covenant defeasance option under Section 8.3 hereof. If the Company exercises its legal defeasance option, payment of the Offered Securities may not be accelerated because of an Event of Default with respect to such Offered Securities.

Section 8.3 Covenant Defeasance.

The Company, at its option and at any time, by written notice executed by an Officer delivered to the Trustee, may, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its Obligations under the covenants contained in Article V hereof with respect to the Offered Securities then Outstanding on and after the date the conditions set forth in Section 8.4 hereof are satisfied (“covenant defeasance”), and such Offered Securities shall thereafter be deemed to be not Outstanding for the purposes of any direction, waiver, consent or declaration of Holders of the Offered Securities (and the consequences of any thereof) in connection with such covenants, but shall continue to be Outstanding for all other purposes under the Indenture. For this purpose, such covenant defeasance means that, with respect to the Offered Securities then Outstanding, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 7.1(1)(c) hereof (only with respect to covenants that are released as a result of such covenant defeasance), Section 7.1(1)(d) hereof, Section 7.1(1)(e) hereof (solely with respect to Material Subsidiaries), Section 7.1(1)(f) hereof (solely with respect to Material Subsidiaries), and Section 7.1(1)(g).

Section 8.4 Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to application of Section 8.2 hereof or Section 8.3 hereof with respect to the Offered Securities:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Offered Securities, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient (with respect to Government Securities or a combination of U.S. dollars and Government Securities, as confirmed, certified or attested by an accounting or investment banking firm of national standing or third party appraiser of national standing; provided that the firm or appraiser shall not be an Affiliate of the Company), without consideration of any reinvestment of interest, to pay the principal, premium, if any, and interest due on the Offered Securities then Outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Offered Securities are being defeased to maturity or to a particular redemption date;

(2) in the case of legal defeasance, the Company has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, (a) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the beneficial owners of the Offered Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(3) in the case of covenant defeasance, the Company has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the beneficial owners of the Offered Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the Credit Agreement or any other material agreement or material debt instrument (other than the Indenture) to which the Company is a party or by which the Company is bound;

(5) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance, as the case may be, have been complied with; and

(6) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Offered Securities at maturity or the redemption date, as the case may be.

After such irrevocable deposit made pursuant to this Section 8.4 and satisfaction of the other conditions set forth herein, the Trustee, upon request, shall acknowledge in writing the discharge of the Company’s obligations pursuant to Section 8.2 hereof or Section 8.3 hereof.

Section 8.5 Deposited Funds to be Held in Trust.

All funds or Government Securities deposited with the Trustee pursuant to Section 8.1 hereof, Section 8.2 hereof, Section 8.3 hereof or Section 8.4 hereof shall be held in trust and shall be available for payment as due, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of Offered Securities for the payment or redemption of which such funds or Government Securities have been deposited with the Trustee.

Section 8.6 Payment of Funds Held by Paying Agents.

In connection with the provisions of Section 8.1 hereof, Section 8.2 hereof, Section 8.3 hereof or Section 8.4, all funds or Government Securities then held by any Paying Agent under the provisions of the Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such funds or Government Securities.

Section 8.7 Repayment to the Company.

Any funds or Government Securities deposited with any Paying Agent or the Trustee, or then held by the Company, in trust for payment of principal of, premium, if any, or interest, if any, on the Offered Securities that are not applied but remain unclaimed by the Holders of such Offered Securities for at least two years after the date upon which the principal of, premium, if any, or interest, if any, on such Offered Securities shall have respectively become due and payable, shall be repaid to the Company or if then held by the Company shall be discharged from such trust; and thereafter, the Paying Agent and the Trustee shall be released from all further liability with respect to such funds or Government Securities, and the Holder of any of the Offered Securities entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof. Anything in this Article VIII to the contrary notwithstanding, subject to Section 6.07 of the Base Indenture, the Trustee shall deliver or pay to the Company from time to time upon request by the Company any funds or Government Securities (or other property and any proceeds therefrom) held by it as provided in Section 8.1 hereof, Section 8.2 hereof, Section 8.3 hereof or Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent satisfaction and discharge, legal defeasance or covenant defeasance, as the case may be, in accordance with this Article VIII.

Section 8.8 Reinstatement.

If the Trustee or Paying Agent is unable to apply any funds or Government Securities in accordance with Section 8.1 hereof, Section 8.2 hereof, Section 8.3 hereof or Section 8.4 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s Obligations under the Indenture, any indentures supplemental to the Indenture with respect to the Offered Securities and such Offered Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 hereof, Section 8.2 hereof, Section 8.3 hereof or Section 8.4, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such funds or Government Securities in accordance with Section 8.1 hereof, Section 8.2 hereof, Section 8.3 hereof or Section 8.4, as the case may be; provided, however, that if the Company has made any payment of principal, premium, if any, or interest, if any, on any Offered Securities following the reinstatement of its Obligations as aforesaid, the Company shall be subrogated to the rights of the Holders of such Offered Securities to receive such payment from the funds or Government Securities held by the Trustee or Paying Agent.

ARTICLE IX

SUPPLEMENTAL INDENTURES

This Article IX hereby replaces and supersedes, with respect to the Offered Securities, Article IX of the Base Indenture in all respects.

Section 9.1 Supplemental Indentures Without the Consent of Holders.

In addition to any supplemental indenture otherwise authorized by the Indenture, the Company and the Trustee from time to time and at any time may enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Holders of the Offered Securities, for one or more of the following purposes:

(1) to cure any ambiguity, omission, defect or inconsistency herein or in the Offered Securities, as determined in good faith by the Company;

(2) to provide for the assumption by a successor Person of the obligations of the Company under the Indenture or the Offered Securities;

(3) to provide for uncertificated Offered Securities in addition to or in place of certificated Offered Securities (provided that the uncertificated Offered Securities are issued in registered form for purposes of Section 163(f) of the Code);

(4) to add guarantees with respect to the Offered Securities or to secure the Offered Securities or such guarantees;

(5) to add to the covenants of the Company or any Subsidiary of the Company for the benefit of the Holders of all of the Offered Securities or to surrender any right or power herein conferred upon the Company or any Subsidiary of the Company;

(6) to add any additional Events of Default for the benefit of the Holders of the Offered Securities;

(7) to make any change that does not materially adversely affect the rights of any Holder of Offered Securities then Outstanding, as determined in good faith by the Company;

(8) to conform the provisions of the Indenture or the Offered Securities to the “Description of notes” section of the prospectus prepared in connection with the issuance of the Initial Offered Securities, as determined in good faith by the Company; provided that such amendment only affects the Offered Securities;

(9) to provide for the issuance of Additional Offered Securities under the Indenture to the extent otherwise so permitted under the terms of the Indenture;

(10) to evidence and provide for the acceptance of appointment hereunder of a successor Trustee with respect to the Offered Securities or to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trust hereunder by more than one Trustee;

(11) to comply with the rules of any applicable securities depositary;

(12) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Offered Securities as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of Offered Securities; provided, however, that (A) compliance with the Indenture as so amended would not result in Offered Securities being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders of Offered Securities then Outstanding to transfer Offered Securities then Outstanding, as determined in good faith by the Company; or

(13) to equally and ratably (or on a more favorable basis) secure the Offered Securities then outstanding to the extent required pursuant to Section 5.1 hereof or Section 5.2 hereof.

Upon the request of the Company and upon receipt by the Trustee of the documents described in Section 9.03 of the Base Indenture, the Trustee shall join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.1 may be executed by the Company and the Trustee without the consent of the Holders of any of the Offered Securities at the time Outstanding, notwithstanding any of the provisions of Section 9.2 hereof.

Section 9.2 Supplemental Indentures with Consent of Holders.

With the consent (evidenced as provided in Section 1.04 of the Base Indenture) of the Holders of not less than a majority in aggregate principal amount of the Offered Securities then Outstanding (including consents obtained in connection with a tender offer or exchange offer for the Offered Securities), the Company and the Trustee from time to time and at any time may enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Third Supplemental Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 9.1 hereof the rights of the Holders of the Offered Securities under this Third Supplemental Indenture; provided, however, that no such supplemental indenture, without the consent of the Holders of each Offered Security then Outstanding and affected thereby, shall:

(1) reduce the amount of Offered Securities whose Holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Offered Security;

(3) reduce the principal of or extend the Stated Maturity of any Offered Security;

(4) change the optional redemption dates or prices or calculations from those set forth in Section 3.1 hereof;

(5) make any Offered Security payable in money other than that stated in such Offered Security;

(6) impair the right of any Holder of the Offered Securities to institute suit for the enforcement of any payment on or with respect to such Holder’s Offered Securities after any Interest Payment Date, Stated Maturity or any redemption date, as applicable;

(7) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions; or

(8) make any change in the ranking or priority of any Offered Security that would adversely affect the Holders thereof.

It shall not be necessary for the consent of Holders of Offered Securities affected thereby under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.1 hereof or this Section 9.2, the Company shall mail or caused to be mailed by first class mail (or otherwise deliver in accordance with the procedures of DTC) a notice thereof to the Holders of Offered Securities affected thereby at their addresses as they shall appear on the Security Register, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail or otherwise deliver such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

Section 9.3 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture pursuant to the provisions of Article VI hereof or this Article IX, the Indenture shall be and be deemed to be modified and amended with respect to the Offered Securities in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under the Indenture of the Trustee, the Company and the Holders of Offered Securities affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

Section 9.4 Offered Securities Affected by Supplemental Indentures.

The Offered Securities affected by a supplemental indenture and authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article VI hereof or this Article IX may bear a notation in form approved by the Company; provided such form meets the requirements of any exchange upon which the Offered Securities may be listed, as to any matter provided for in such supplemental indenture. If the Company shall so determine, Additional Offered Securities so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of the Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Offered Securities then Outstanding.

Section 9.5 Execution of Supplemental Indentures.

Upon the request of the Company and, if applicable, upon the filing with the Trustee of evidence of the consent of Holders of the Offered Securities required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee in its discretion may but shall not be obligated to enter into such supplemental indenture. The Trustee shall receive and, subject to the provisions of Section 6.01 of the Base Indenture, shall be fully protected in relying upon an Opinion of Counsel and Officers’ Certificate stating that any supplemental indenture executed pursuant to this Article IX is authorized or permitted by, and conforms to, the terms of the Indenture.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.5, the Company shall transmit, or request the Trustee to transmit in the name and at the expense of the Company, a notice, setting forth in general terms the substance of such supplemental indenture, to the Holders of Offered Securities affected thereby as their names and addresses appear upon the Security Register. Any failure to transmit such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE X

MISCELLANEOUS

Section 10.1 Interpretation of Certain Terms.

Unless expressly stated to the contrary, the terms “hereof,” “herein” or terms of similar import used in this Third Supplemental Indenture shall refer only to this Third Supplemental Indenture.

Section 10.2 Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Third Supplemental Indenture and all indentures supplemental thereto with respect to the Offered Securities shall be read, taken and construed as one and the same instrument; provided that the provisions of this Third Supplemental Indenture and any such indentures supplemental thereto apply solely with respect to the Offered Securities.

Section 10.3 Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Base Indenture. The recitals contained herein and in the Offered Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture or of the Offered Securities. The Trustee shall not be accountable for the use or application by the Company of the Offered Securities or the proceeds thereof.

In no event shall the Trustee be responsible or liable under the Indenture for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 10.4 Governing Law.

This Third Supplemental Indenture and the Offered Securities shall be governed by, and shall be construed in accordance with, the laws of the State of New York.

Section 10.5 Separability.

In case any one or more of the provisions contained in this Third Supplemental Indenture or in the Offered Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Third Supplemental Indenture or of the Offered Securities, but this Third Supplemental Indenture and the Offered Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 10.6 Counterparts.

This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Third Supplemental Indenture or any document to be signed in connection with this Third Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. This Third Supplemental Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument.

Section 10.7 No Benefit.

Nothing in this Third Supplemental Indenture or in the Offered Securities, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the Holders of the Offered Securities, any legal or equitable right, remedy or claim under or in respect of this Third Supplemental Indenture or the Base Indenture or under any covenant, condition or provision herein or therein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the Holders of the Offered Securities.

Section 10.8 Notices. The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Third Supplemental Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its reasonable discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the

Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee as soon as practicable upon learning of any compromise or unauthorized use of the security procedures.

Section 10.9 Foreign Account Tax Compliance Act.

The Company agrees (i) to provide the Trustee with such reasonable information as it has in its possession to enable the Trustee to determine whether any payments pursuant to the Indenture are subject to the withholding requirements imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law, for which withholding or deductions the Trustee shall not have any liability.

Section 10.10 OFAC.

(a) The Company covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the United States Government, (including, without limitation, the Office of Foreign Assets Control of the United States Department of the Treasury or the United States Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”);

(b) The Company covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers will directly or indirectly use any repayments/reimbursements made pursuant to this Third Supplemental Indenture, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

Section 10.11 Amendment of Section 1.17 of Base Indenture.

Section 1.17 of the Base Indenture is hereby amended as follows for purposes of this Third Supplemental Indenture and the Offered Securities:

“Section 1.17 Waiver of Jury Trial. EACH OF THE COMPANY, THE TRUSTEE AND EACH HOLDER OF THE OFFERED SECURITIES, BY ACCEPTING THE SAME, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS THIRD SUPPLEMENTAL INDENTURE OR THE OFFERED SECURITIES.”

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed all as of the day and year first above written.

EAGLE MATERIALS INC.

By:	/s/ D. Craig Kesler
	Name:	D. Craig Kesler
	Title:	Executive Vice President – Finance and Administration and Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Stacey B. Poindexter
Name: Stacey B. Poindexter
Title: Agent

[Signature Page to Third Supplemental Indenture]

EXHIBIT A

FORM OF 5.000% SENIOR NOTES

[Insert the Private Placement Legend and/or the Global Security legend, as applicable]

5.000% SENIOR NOTES DUE 2036

No. R-[___]	$[___]

CUSIP No. [___]

ISIN No. [___]

EAGLE MATERIALS INC.

promises to pay to Cede & Co. or registered assigns, the principal sum of [___] Dollars on March 15, 2036.

Interest Payment Dates: March 15 and September 15

Interest Record Dates: March 1 and September 1

Each Holder of this Offered Security (each as defined herein), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture (as defined herein), and authorizes and directs the Trustee (as defined herein) on such Holder’s behalf to be bound by such provisions. Each Holder of this Offered Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such Holder upon said provisions.

This Offered Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Offered Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 3.03 of the Base Indenture.

Date: [___],

EAGLE MATERIALS INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Offered Securities designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:	[___]

Eagle Materials Inc.

5.000% Senior Notes due 2036

This security is one of a duly authorized series of debt securities of Eagle Materials Inc., a Delaware corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s debt securities, dated as of May 8, 2009 (the “Base Indenture”), duly executed and delivered by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of November 13, 2025 (the “Third Supplemental Indenture”), between the Company and the Trustee. The Base Indenture as supplemented and amended by the Third Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (collectively, the “Offered Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the holders of the Offered Securities (the “Holders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Third Supplemental Indenture, as applicable.

1. Interest. The Company promises to pay interest on the principal amount of this Offered Security at an annual rate of 5.000%. The Company will pay interest semi-annually on March 15 and September 15 of each year (each such day, an “Interest Payment Date”). If the date of maturity of interest or principal of this Offered Security or the date of redemption of this Offered Security is not a Business Day, then payment of principal, premium, if any, or interest, if any, may be made on the next succeeding Business Day with the same force and effect as if made on the date that payment was due. Interest on the Offered Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, the first Interest Payment Date shall be March 15, 2026. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Offered Securities (except defaulted interest), if any, to the Persons in whose name such Offered Securities are registered at the close of business on the interest record date referred to on the facing page of this Offered Security for such interest installment. In the event that the Offered Securities or a portion thereof are called for redemption and the redemption date is subsequent to an interest record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Offered Securities will be paid upon presentation and surrender of such Offered Securities as provided in the Indenture. The principal of and the interest on the Offered Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3. Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee, will act as Paying Agent and Security Registrar. The Company may change or appoint any Paying Agent or Security Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The terms of the Offered Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as in effect on the date the Indenture is qualified. The Offered Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The Offered Securities are unsecured senior obligations of the Company and constitute the series designated on the face hereof as the “5.000% Senior Notes due 2036”, initially limited to $750,000,000 in aggregate principal amount. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and the Third Supplemental Indenture. Requests may be made to: Eagle Materials Inc., 5960 Berkshire Lane, Suite 900, Dallas, Texas 75225, Attention: Matt Newby, Executive Vice President, General Counsel and Secretary.

5. Redemption and Repurchase. The Offered Securities are subject to optional redemption, and may be the subject of a Change of Control Offer, as further described in the Indenture. The Company shall not be required to make sinking fund payments with respect to the Offered Securities.

6. Denominations, Transfer, Exchange. The Offered Securities are in registered form without coupons and shall be offered and sold in denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Offered Securities may be registered and Offered Securities may be exchanged as provided in the Indenture. The Offered Securities may be exchanged or transferred at the office or agency maintained by the Company pursuant to Section 10.02 of the Base Indenture. No service charge shall be payable by a Holder for any exchange or registration of transfer of this Offered Security, or for any issue of new Offered Securities in case of partial redemption, but the Company may require payment of a sum sufficient to cover any transfer tax, assessment or other similar governmental charge payable in connection therewith (other than any such taxes, assessments or other governmental charge payable upon exchanges pursuant to Sections 3.04, 3.06, 9.06 and 11.07 of the Base Indenture not involving any transfer). If any Offered Securities are to be redeemed, the Company will not be required (i) to issue, exchange or register the transfer of any Offered Securities during a period beginning at the opening of business 15 days before the day of the mailing (or other form of delivery in accordance with the procedures of DTC) of a notice of redemption of less than all the Outstanding Offered Securities and ending at the close of business on the day of such mailing or other delivery or (ii) to register the transfer of or exchange any Offered Securities or portions thereof called for redemption.

7. Persons Deemed Owners. The registered Holder of an Offered Security may be treated as its owner for all purposes.

8. Repayment to the Company. Any funds or Government Securities deposited with any Paying Agent or the Trustee, or then held by the Company, in trust for payment of principal of, premium, if any, or interest on the Offered Securities that are not applied but remain unclaimed by the Holders of such Offered Securities for at least two years after the date upon which the principal of, premium, if any, or interest on such Offered Securities shall have respectively become due and payable, shall be repaid to the Company, or if then held by the Company shall be discharged from such trust; and thereafter, the Paying Agent and the Trustee shall be released from all further liability with respect to such funds or Government Securities, and the Holder of any of the Offered Securities entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof.

9. Amendments, Supplements and Waivers. The Indenture or the Offered Securities may be amended or supplemented as provided in the Indenture. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Outstanding Offered Securities, on behalf of all of the Holders of the Offered Securities, to waive any past Default under the Indenture and its consequences, except a Default (1) in the payment of the principal of, premium, if any, or interest on any Offered Security as and when the same shall become due by the terms of such Offered Security otherwise than by acceleration and (2) in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Offered Security. Any such consent or waiver by any registered Holder, including any consent or waiver provided by the Holders of a majority in aggregate principal amount of the Outstanding Offered Securities on behalf of all Holders of Offered Securities, shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Offered Security and of any Offered Security issued in exchange for this Offered Security or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Offered Security.

10. Defaults and Remedies. The Events of Default relating to the Offered Securities are defined in Section 7.1 of the Third Supplemental Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

11. Defeasance and Discharge of Indenture. The Indenture contains certain provisions pertaining to defeasance and discharge, which provisions shall for all purposes have the same effect as if set forth herein.

12. Authentication. This Offered Security shall not be valid until the Trustee signs by manual or electronic signature the certificate of authentication attached to the other side of this Offered Security.

13. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

14. Governing Law. The Base Indenture, the Third Supplemental Indenture and this Offered Security shall be governed by, and shall be construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM

To assign this Offered Security, fill in the form below: (I) or (we) assign and transfer this Offered Security to

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Offered Security on the books of the Company. The agent may substitute another to act for him.

Date: ____________

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

B-1

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Offered Security purchased by the Company pursuant to Section 5.5 of the Third Supplemental Indenture, check the box:

☐ 5.5 Change of Control

If you want to elect to have only part of this Offered Security purchased by the Company pursuant to Section 5.5 of the Third Supplemental Indenture, state the amount: $ .

Date: ____________

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax I.D. number:

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

B-2